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                                                                   Exhibit 21

                          SUBSIDIARIES OF THE REGISTRANT


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

                                                                                                  JURISDICTION OF
NAME                             DIRECT PARENT                     OWNERSHIP                       INCORPORATION
----                             -------------                     ---------                       -------------
Allston Landing                  Genzyme Corporation                100%                           Massachusetts
Corporation

Allston Landing                  Genzyme Corporation                100%                           Massachusetts
Corporation II

BioMarin/Genzyme LLC             Genzyme Corporation                 50%                           Delaware

Deknatel Snowden                 Genzyme Corporation                100%                           Delaware
Pencer, Inc.

Diacrin/Genzyme LLC              Genzyme Corporation                 50%                           Massachusetts

Genzyme B.V.                     Genzyme Corporation                100%                           Netherlands

Genzyme GmbH                     Genzyme B.V.                       100%                           Germany

Genzyme France S.A.              Genzyme B.V.                       100%                           France

Genzyme Limited                  Genzyme Corporation                100%                           United Kingdom

Genzyme Securities               Genzyme Corporation                100%                           Massachusetts
Corporation

Genzyme Transgenics              Genzyme Corporation                 30%                           Massachusetts
Corporation

Genzyme Virotech GmbH            Genzyme Corporation                100%                           Germany

Pharming/Genzyme LLC             Genzyme Corporation                 50%                           Delaware

RenaGel LLC                      Genzyme Corporation                 50%                           Delaware

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